SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING AUGUST 31, 1999
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1999-B

 1.	The aggregate amount of the Investor Percentage of Collections of Principal
    Receivables	$	160,043,703.18

 2.	The aggregate amount of the Investor Percentage of Collections of Finance
    Charge Receivables (excluding Interchange)	$	17,613,794.75

 3.	The aggregate amount of the Investor Percentage of Interchange	$2,451,577.99

 4.	The aggregate amount of Servicer Interchange	$	1,215,277.78

 5.	The aggregate amount of funds on deposit in Finance Charge Account allocable
    to the Series 1999-B   Certificates	. $	18,850,094.96

 6.	The aggregate amount of funds on deposit in the Principal Account allocable
    to the Series 1999-B  Certificates	$	160,043,703.18

 7.	The aggregate amount of funds on deposit in the Principal Funding Account
    allocable to the Series 1999-B Certificates	$	0.00

 8.	The aggregate amount to be withdrawn from the Finance Charge Account pursuant to Section 4.11 and distributed to the Collateral Interest Holder
    in accordance with subsection 5.01 (c)	$	0.00

 9.	The Collateral Interest on the Transfer Date of the current calendar month, after giving effect to the deposits and withdrawals specified above, is
    equal to	$	80,000,000.00

10.	The amount of Monthly Interest, Deficiency Amounts and Additional Interest
    payable to the
(i)	Class A Certificateholders	$	6,339,308.69

(ii)	Class B Certificateholders	$	421,792.71

(iii)	Collateral Interest Holder	$	664,694.44

11.	 The amount of principal payable to the
(i)	Class A Certificateholders	$	0.00

(ii)	Class B Certificateholders	$	0.00

(iii)	Collateral Interest Holder	$	0.00

12.	The sum of all amounts payable to the
(i)	Class A Certificateholders	$	6,339,308.69

(ii)	Class B Certificateholders 	$	421,792.71

(iii)	Collateral Interest Holder	$	664,694.44

13.	To the knowledge of the undersigned, no Series 1999-B Pay Out Event or Trust
    Pay Out Event has occurred except as described below:

				None



IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 7th day of September, 1999.



						BANK OF AMERICA, NATIONAL
						ASSOCIATION (USA),
(formerly known as Bank of America National Association)

						Transferor and Servicer



						By:  ___/s/ Margaret A. Sprude________
							Name: Margaret A. Sprude
							Title:	SVP & Chief Financial Officer